BDO Seidman, LLP




Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated May 2, 2003, except for
Note 2, as to which the date is December 31, 2003, relating to the financial statements of American Caresource Corportation, which is contained in that Prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.



/s/BDO Siedman, LLP


Dallas, Texas
February 14,  2005